UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 7, 2016
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27275	04-3432319
(State or other jurisdiction of incorporation or organization)	(Commission File)	(I.R.S. Employer Identification No.)

150 Broadway
Cambridge, MA 02142
(617) 444-3000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On November 7, 2016, Akamai Technologies, Inc. (the "Company") and Bryan J. Koop, Mortimer B. Zuckerman and Michael A. Cantalupa, sole Trustees of Eleven Cambridge Center Trust, a Massachusetts nominee trust (the "Landlord"), entered into an Indenture of Lease (the "Headquarters Lease") for a building to be constructed at 145 Broadway, Cambridge, Massachusetts (the "Headquarters Building"). The Company intends that such facility will serve as its corporate headquarters. Under the terms of the Headquarters Lease, the parties agreed that if necessary permits and approvals specified in the Headquarters Lease are granted and neither the Landlord nor the Company exercises any applicable termination right, then the Landlord will construct the Headquarters Building, and the Company will lease the office space portion of such facility.

The Headquarters Lease has a 15-year term commencing on the earlier of the date on which the Company occupies the Headquarters Building or the date that it is substantially completed (the "145 Commencement Date"). The Company expects to occupy approximately 475,000 square feet in the Headquarters Building at an annual lease rate commencing at $32.6 million in the first year and subject to annual increases specified in the Headquarters Lease. Aggregate committed rent for the initial term is approximately $540 million. The Company has an option to extend the Headquarters Lease for an additional ten year term. The estimated 145 Commencement Date is December 2019.

In addition, on November 7, 2016, the Company, Boston Properties Limited Partnership ("Boston Properties") and the Trustees of Ten Cambridge Center Trust entered into a Must-Take Premises and Right of First Offer Agreement under the terms of which the Company committed to lease at least an additional 150,000 square feet of office space in one or more existing or to-be-constructed buildings near the Headquarters Building when available (the "Must-Take Space"). The annual rent for the Must-Take Space will commence at a minimum of approximately $9.5 million, with an increase of a minimum of approximately $150,000 each succeeding year in the term, which is coterminous with the Headquarters Lease. In addition, the Company has a right-of-first offer to rent additional space at a building owned by an affiliate of Boston Properties if it becomes available for lease during the term of the Headquarters Lease. In both instances, the Company's occupancy of the new facilities would require entry into a lease agreement.

In connection with its entry into the Headquarters Lease, on November 7, 2016, the Company also entered into amendments to its leases with affiliates of the Landlord for its current offices at 90 Broadway, Cambridge, Massachusetts (the "90 Broadway Lease") and 150 Broadway, Cambridge Massachusetts (the "150 Broadway Lease"). The amendments to the 90 Broadway Lease and the 150 Broadway Lease revise the respective termination dates of such leases to be the later of (i) December 31, 2019 and (ii) the earlier of the date that is (a) two years following any termination of the Headquarters Lease that may occur prior to the 145 Commencement Date and (b) the 145 Commencement Date; provided, however, that such termination date will be no later than December 31, 2022. The amendment to the 150 Broadway Lease also provides the Company with certain extension options in the event that the Company does not occupy the Headquarters Building.

The foregoing descriptions of each of the Headquarters Lease, the Must-Take Premises and Right of First Offer Agreement, the 90 Broadway Lease and the 150 Broadway Lease are a summary only and are qualified in their entirety by reference to the text of each of such agreement, filed as Exhibits 10.47, 10.48, 10.49 and 10.50, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

See Exhibit Index attached hereto which is incorporated herein by reference.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of the Company’s management based on information currently available to them. Use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “should,” “may,” “could,” “likely” or similar expressions indicates a forward-looking statement. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, uncertainty regarding the real estate development process, delays in receiving permits or approvals, and other factors set forth under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and its other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2016	AKAMAI TECHNOLOGIES, INC.
By:	/s/ Melanie Haratunian
Melanie Haratunian, Executive Vice President and General Counsel

EXHIBIT INDEX

10.47    Indenture of Lease for 145 Broadway, Cambridge, Massachusetts dated November 7, 2016

10.48	Must-Take Premises and Right of First Offer Agreement among the Registrant, Boston Properties Limited Partnership and the Trustees of Ten Cambridge Center Trust dated November 7, 2016

10.49	Amendment to Lease Agreement for Eight Cambridge Center (150 Broadway), Cambridge Massachusetts dated November 7, 2016

10.50	Amendment to Lease Agreement for Four Cambridge Center (90 Broadway), Cambridge Massachusetts dated November 7, 2016